EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the reference of our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Northeast Bancorp for the registration of 343,813 shares of its common stock and to the incorporation by reference therein of our report dated July 30, 1999, with respect to the consolidated financial statements of Northeast Bancorp included in its Annual Report on Form 10-K for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                             /s/ Baker Newman & Noyes
                                                 Limited Liability Company


Portland, Maine
February 22, 2000